UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014 (December 9, 2014)

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

RENTECH NITROGEN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-35334	45-2714747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Effective December 9, 2014, Mr. D. Hunt Ramsbottom ceased to be the chief executive officer and president of Rentech, Inc., or Rentech, and the chief executive officer of the general partner of Rentech Nitrogen Partners, L.P., or Rentech Nitrogen. Mr. Ramsbottom has also resigned as a member of the board of directors for both companies, effective December 9, 2014. Mr. Ramsbottom continued in employment in a non-officer role through Monday, December 15, 2014 in order to assist with the transition of his duties.

In connection with Mr. Ramsbottom’s separation from Rentech, subject to his execution of a general release of claims, Mr. Ramsbottom will be entitled to receive severance in accordance with the terms of his existing employment agreement with Rentech, consisting of a cash severance payment totaling three times his present base salary of $650,000 payable in equal bi-weekly installments over two years and the payment of Mr. Ramsbottom’s monthly COBRA continuation premiums for a period of up to eighteen months following termination of employment. Mr. Ramsbottom remains bound by the terms of his existing confidentiality agreement with Rentech.

Mr. Keith Forman has been appointed as chief executive officer and president of Rentech and chief executive officer of the general partner of Rentech Nitrogen effective December 9, 2014. He has also joined the board of Rentech.

Mr. Forman, age 56, was appointed as a member of the board of directors of Rentech Nitrogen’s general partner in connection with Rentech Nitrogen’s initial public offering in November 2011. Since April 2007, Mr. Forman has been a director of Capital Product Partners L.P., a publicly traded shipping limited partnership specializing in the seaborne transportation of oil, refined oil products and chemicals. Mr. Forman currently serves as the Chairman of its conflicts committee and is a member of its audit committee. Since May of 2011, Mr. Forman has served as a Senior Advisor to Industry Funds Management (IFM). IFM is an Australian based fund investing in infrastructure projects around the world including making investments in energy related infrastructure. From November 2007 until March 2010, Mr. Forman served as Partner and Chief Financial Officer of Crestwood Midstream Partners LP, a private investment partnership focused on making equity investments in the midstream energy market. From January 2004 to July 2005, Mr. Forman was Senior Vice President, Finance for El Paso Corporation, a provider of natural gas services. From January 1992 to December 2003, he served as Chief Financial Officer of GulfTerra Energy Partners L.P., a publicly traded master limited partnership, and was responsible for the financing activities of the partnership, including in commercial and investment banking relationships. Mr. Forman received a B.A. degree in economics and political science from Vanderbilt University.

Mr. Forman’s compensation arrangements have not been finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: December 15, 2014	By:	/s/ Colin Morris
Colin Morris
Senior Vice President and General Counsel

RENTECH NITROGEN PARTNERS, L.P., a Delaware limited Partnership

	By:	Rentech Nitrogen GP, LLC
	Its:	General Partner

Date: December 15, 2014	By:	/s/ Colin Morris
Colin Morris
Senior Vice President and General Counsel